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                                                                      Exhibit 4

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                     P 1266

          ------                                   INTEGRATED FOOD RESOURCES INC.                               -------
          NUMBER                         Incorporated under the laws of the State of Nevada                     SHARES
                                                           CAPITALIZATION
          ------                              50,000,000 Shares Common $.001 Par Value                          ------
                                             10,000,000 Shares Preferred $.001 Par Value


          THIS CERTIFIES THAT                                                                              CUSIP 45813P 10 6
                                                                                                 SEE REVERSE FOR CERTAIN DEFINITIONS


          is the owner of        **

                          FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK OF $.001 PAR VALUE SHARES OF

                                                      INTEGRATED FOOD RESOURCES INC.


transferable upon the books of the corporation upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:

COUNTERSIGNED by                                                                               Integrated Food Resources Inc.

Transfer Agent and Registrar                                                                   /s/ Alain de la Motte
                                                                                               -------------------------------
                                                                                               Alain de la Motte     President
 /s/ [ILLEGIBLE]
----------------------------                                                                   /s/ James McKenzie
     Authorized Officer                                     [SEAL]                             -------------------------------
                                                                                               James McKenzie        Secretary



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